UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: March 25, 2003
Commission File No. 1-8968

ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the	Employer Identification
State of Delaware	No. 76-0146568

Item 5.  Other Events

On March 25, 2003, Anadarko Petroleum Corporation announced that effective immediately Robert J. Allison, Jr., Chairman of the Board of Directors of Anadarko, has been named to the additional position of President and Chief Executive Officer. Mr. Allison succeeds outgoing President and Chief Executive Officer John N. Seitz, who has resigned effective March 25, 2003. Mr. Seitz also resigned as a director of Anadarko. The press release is included in this report as Exhibit 99.1.

Item 7c. Exhibits

99.1	Anadarko Press Release, dated March 25, 2003 - Allison Named CEO of Anadarko Petroleum

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION
(Registrant)

March 25, 2003	By:	/s/ Diane L. Dickey
Diane L. Dickey - Vice President and Controller